Exhibit 99.1

RiceBran Technologies Secures Investment from Funicular Funds, LP

Cash investment of $4 million for new debt, equity and warrants

Company repaid term loan and exchanged prior warrants for stock and new warrants

Transactions provide stability to advance strategic process

TOMBALL, Texas, December 4, 2023 – RiceBran Technologies (OTCMKTS: RIBT) (“RiceBran” or the “Company”), an innovator in the development and manufacture of nutritional and functional ingredients derived from rice, barley and oats, today announced a series of transactions to provide working capital, refinance certain of its prior debt and exchange certain warrants for shares of common stock, no par value (“Common Stock”), and new warrants in the Company, creating a more stable and sustainable foundation as the Board of Directors continues to explore strategic initiatives and alternatives to maximize value of its assets and public platform. Key elements of the transactions include:

Investment by Funicular Funds, LP

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A fund managed by Cable Car Capital LLC, Funicular Funds, LP (“Funicular”), has purchased $400,000 in shares of Common Stock at a per share price of $0.18, representing approximately 2.2 million shares.

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Additionally, Funicular provided an additional $3.6 million (after accounting for the original issue discount mentioned below) in funding through a newly created senior secured promissory note with a five-year maturity, 10% original issue discount and 13.5% coupon.

●	Funicular received warrants to purchase approximately 5.0 million shares of Common Stock at an exercise price of $0.18 (the “Funicular Warrants”).
●	Assuming full exercise of the Funicular Warrants for cash, Funicular would own approximately 49.8% of the outstanding shares of Common Stock.
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Funicular’s acquisition of more than 4.95% of Common Stock has been approved by the Company under its Tax Benefits Preservation Plan, and the transaction has been structured to maintain the Company’s tax attributes.

Recapitalization

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RiceBran and its subsidiaries Golden Ridge Rice Mills, Inc. (“Golden Ridge”) and MGI Grain Incorporated (“MGI Grain”) repaid their outstanding term loan of approximately $1.5 million with Continental Republic Capital, LLC d/b/a Republic Business Credit (“Republic”).

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RiceBran, Golden Ridge and MGI Grain paid the promissory note in favor of Republic, and Republic terminated the promissory note and the related mortgage on certain real property of RiceBran and released its lien on such real property.

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RiceBran, Golden Ridge, MGI Grain and Republic amended their existing Agreement for Purchase and Sale to, among other things, modify the provisions granting a security interest in the accounts receivable and other assets of RiceBran, Golden Ridge and MGI Grain to Republic in light of the secured loan from Funicular and the corresponding intercreditor arrangement between Republic and Funicular.

●	Warrants to purchase approximately 2.2 million shares of Common Stock were exchanged for 628,810 shares of Common Stock and new warrants to purchase 1.2 million shares of Common Stock.
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As a result, RiceBran has approximately 9.5 million shares of Common Stock outstanding, $4 million in five-year debt from Funicular and approximately 16.4 million shares of Common Stock outstanding on a fully diluted basis.

Eric Tompkins, RiceBran’s Executive Chairman, commented, “This transaction strengthens our balance sheet and streamlines our capital structure, giving us a more stability and optionality as we strategically explore our options to enhance the value of our assets and public company platform.”

Additional terms of the transaction will be disclosed in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”).

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company focused on the development, production and marketing of products derived from traditional and ancient small grains. We create and produce products to deliver improved nutrition and ease of use, while addressing consumer demand for all natural, non-GMO and organic products. The target markets for our products include human food, animal nutrition manufacturers and retailers, as well as specialty food retailers. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This press release includes statements concerning RiceBran and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” include, but are not limited to, statements about RiceBran’s intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plans,” “anticipate,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed herein. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran’s filings with the SEC, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Except as required by law, RiceBran does not undertake to update forward-looking statements in this press release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

Investor Contact

Rob Fink

FNK IR

ribt@fnkir.com

646.809.4048